Exhibit 99.1

FORBEARANCE AGREEMENT

This Forbearance Agreement (this “Agreement”) is entered into as of October 22, 2010, by and between John M. Fife, an individual (“Lender”), and mPhase Technologies, Inc., a New Jersey corporation (“Borrower”).

A. Borrower previously issued to Lender three Convertible Promissory Notes dated March 3, 2010, one in the principal amount of $550,000.00 (“Note #1”), and two in the principal amount of $275,000.00 (“Note #2” and “Note #3,” and together with Note #1, the “Notes”).

B. Pursuant to Section 3 of each of the Notes, the Notes are convertible into shares of Borrower’s common stock on the terms and conditions set forth therein.

C. As of the date of this Agreement, Lender has converted $165,000.00 of the outstanding balance of Note #1.

D. Borrower desires that Lender postpone any further conversions of the Notes until January 15, 2011 (the “Conversion Date”).

E. Lender has agreed to postpone such conversions until the Conversion Date subject to the terms and conditions of this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Forbearance. Subject to Borrower’s compliance with the terms and conditions of this Agreement, Lender hereby agrees that it will not convert the remaining outstanding balance of any of the Notes until on or after the Conversion Date.

2. Forbearance Consideration. In consideration of Lender’s forbearance set forth in Section 1 above, the original principal balance of each of the Notes shall increase by 10% (the “Forbearance Effect”). For the avoidance of doubt, it is agreed that interest shall not be accrued on the increased principal balance from the date of the Notes until the date hereof (interest shall have accrued only on the original principal balance without giving effect to the Forbearance Effect), but hereafter interest shall accrue on the entire outstanding balance of the Notes, including as increased as a result of the Forbearance Effect.

3. Failure to Comply. Lender’s forbearance in Section 1 above is conditioned on Borrower’s continued compliance with all of the terms, covenants, and conditions of the Notes and any other transaction document entered into in conjunction with the issuance of the Notes, including without limitation that certain Securities Purchase Agreement between Lender and Borrower of the same date as the Notes. Should Borrower fail to comply with such conditions, Lender’s forbearance given herein shall be deemed withdrawn and, in addition to all other available remedies, the Notes shall immediately be convertible. In addition, the Outstanding Balance of each Note shall retain the increase resulting from the Forbearance Effect set forth in Section 2 as compensatory damages for Borrower’s breach of its obligations under the terms of this Agreement.

4. Ratification of Notes. Each Note shall be and remain in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. The Outstanding Balance of each Note as upon execution of this Agreement shall be as set forth in Section 2 above. Any reference to the Notes after the date of this Agreement is deemed to be a reference to the Notes as amended by this Agreement. No forbearance or waiver other than as set forth herein may be implied by this Agreement. Except as expressly set forth herein, the execution, delivery, and performance of this Agreement shall not operate as a wavier of, or as an amendment to, any right, power, or remedy of Lender under the Notes, as in effect prior to the date hereof.

5. Headings. The headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

6. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Illinois applicable to contracts made in Illinois by Illinois domiciliaries to be wholly performed in Illinois.

7. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic transmission (including email) shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile transmission or other electronic transmission (including email) shall be deemed to be their original signatures for all purposes.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the first date above written.

BORROWER:

mPHASE TECHNOLOGIES , INC.

By: Martin Smiley_____________________________
Name: ______________________________________
Title: EVP ___________________________________

LENDER:

John Fife
John M. Fife, individually

[Signature page to Forbearance Agreement]